UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
Pursuant  to  Section  13  OR  15(d)  of  the  Securities  Exchange  Act of 1934

Date  of  Report  (Date  of  earliest  reported)  March  15,  2005

                   INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
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             (Exact name of registrant as specified in its chapter)

          Nevada                      000-27487             88-0350156
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(State  or  other  jurisdiction     (Commission          (IRS  Employer
of  incorporation                    File  Number)      Identification  No.)

   11301 Olympic Boulevard, Suite 680, Los Angeles, CA           90064
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        (Address of principal executive offices)              (Zip  Code)

Registrant's  telephone  number,  including  area  code:  (310)  445-2599

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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.02  TERMINATION  OF  A  MATERIAL  DEFINITIVE  AGREEMENT

On January 28, 2005, we entered into an Investment Agreement (the "Agreement") with Dutchess Private Equities Fund II, LP (the "Investor"). This Agreement provided that, following notice to the Investor, we may put to the Investor up to $10,000,000 of our common stock for a purchase price equal to 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board during the five day period following that notice. In connection with this Agreement, we agreed to register the shares issuable pursuant to the Agreement.

On March 15, 2005, the parties agreed to terminate the Agreement and related Registration Rights Agreement.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date:  March  17,  2005

                                  /s/  Gordon  F.  Lee
                                       Gordon  F.  Lee
                                       Chief  Executive  Officer